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                                                                     EXHIBIT (5)

                                January   , 1998

Laidlaw Environmental Services, Inc.
1301 Gervais Street, Suite 300
Columbia, South Carolina 29201

     RE:  REGISTRATION STATEMENT ON FORM S-4

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Ladies and Gentlemen:

     We have acted as counsel for Laidlaw Environmental Services, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the exchange of that number of shares of the Company's Common Stock, $1.00 par value per share (the "Shares"), equal to the Exchange Ratio (as defined in the Registration Statement) for each outstanding Common Share, par value $0.10 per share of Safety-Kleen Corp., a Wisconsin corporation (the "SK Shares"), validly tendered in the Offering (as defined below).

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Certificate of Incorporation of the Company,
(c) the By-Laws of the Company, and (d) resolutions adopted by the Board of Directors of the Company.

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

     Based upon the foregoing, it is our opinion that upon the issuance and delivery of the Shares in exchange for the SK Shares in the manner contemplated in the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.


     We hereby consent to use of our name under the headings "Validity of Laidlaw Environmental Common Stock" and "The Laidlaw Environmental
Offer -- Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as
Exhibit 5 to the Registration Statement.


                                          Very truly yours,

                                          KATTEN MUCHIN & ZAVIS